UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: May 14, 2008

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33296 (Commission file number)	20-5665602 (IRS employer identification no.)

9110 E. Nichols Ave., Suite 200
Centennial, Colorado 80112-3405
(Address of principal executive offices, including zip code)

(303) 792-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 30, 2008, Regal Entertainment Group acquired Consolidated Theatres ("Consolidated"). The Consolidated theatres are expected to become part of our network on an exclusive basis beginning in the first half of 2010, subject to the run-out of certain pre-existing contractual obligations for on-screen advertising on the Consolidated screens and following the expiration of Consolidated's pre-existing contract with another cinema advertising provider.

Effective as of May 14, 2008, National CineMedia, Inc. ("NCM Inc."), as sole manager of National CineMedia, LLC ("NCM LLC"), will issue common membership units on May 29, 2008 to Regal Cinemedia Holdings, LLC ("Regal") as shown in the table below in accordance with the Common Unit Adjustment Agreement, dated as of February 13, 2007, among NCM Inc., NCM LLC, Regal, American Multi-Cinema, Inc. ("AMC"), Cinemark Media, Inc. ("Cinemark"), Regal Cinemas, Inc., and Cinemark USA, Inc. Regal, AMC and Cinemark are referred to collectively as the "Founding Members". The adjustment of membership units pursuant to the Common Unit Adjustment Agreement are conducted annually, except that a Common Unit Adjustment will occur for a specific Founding Member if its acquisition or disposition of theatres, in a single transaction or cumulatively since the most recent Common Unit Adjustment, results in an extraordinary attendance increase or decrease in excess of two percent of the annual total attendance as determined on the prior adjustment date. The acquisition of Consolidated Theatres meets such criteria as the acquisition results in an extraordinary attendance increase of approximately 2.3%. As a result of the extraordinary attendance increase, a full Common Unit Adjustment was performed for Regal and included the Consolidated acquisition, new build theatres and dispositions for the December 28, 2007 through April 30, 2008 period.

Name of Member	Number of Units Owned Pre Extraordinary Adjustment (as of March 27, 2008)	Number of Units Issued per Extraordinary Adjustment	Number of Units Owned Post Extraordinary Adjustment (as of May 14, 2008)
AMC	18,414,743	0	18,414,743
Cinemark	13,991,652	0	13,991,652
Regal	21,989,505	2,913,754	24,903,259
NCM Inc.	42,064,166	0	42,064,166
Total	96,460,066	2,913,754	99,373,820

Following the issuance of common membership units pursuant to the Common Unit Adjustment, each member's ownership interest in NCM LLC has changed as follows:

Name of Member	Ownership Interest Pre Extraordinary Adjustment (as of March 27, 2008)	Ownership Interest Post Extraordinary Adjustment (as of May, 14, 2008)	Change
AMC	19.09%	18.53%	- 0.56
Cinemark	14.50%	14.08%	- 0.42
Regal	22.80%	25.06%	+ 2.26
NCM Inc.	43.61%	42.33%	- 1.28

Pursuant to NCM Inc's Amended and Restated Certificate of Incorporation and NCM LLC's Third Amended and Restated Limited Liability Company Operating Agreement, members of NCM LLC, other than NCM Inc., may choose to have common membership units redeemed, and NCM Inc. may elect to issue cash or shares of its common stock on a one-for-one basis. Therefore, the NCM LLC units issued to the Founding Members may be redeemable for an equal number of shares of NCM Inc.'s common stock.

Neither NCM Inc. nor NCM LLC received any cash consideration in exchange for the issuance of the units. In addition to the issuance of the units, cash in the amount of $5.97 will be issued to Regal in lieu of partial units.

The units were issued in reliance upon the exemption from the registration requirements of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering. Appropriate legends have been affixed to the securities issued in this transaction. The Founding Members had adequate access, through business or other relationships, to information about NCM Inc.

In accordance with the Exhibitor Services Agreement ("ESA") dated as of February 13, 2007, by and between NCM Inc. and Regal Cinemas Inc., and the issuance of these common units, Regal Cinemas Inc. will pay NCM LLC amounts calculated per the Common Unit Adjustment Agreement and to reflect the net amount of cash that approximates what NCM LLC would have generated if we were able to sell on-screen advertising in the Consolidated theatres on an exclusive basis. These Consolidated payments will be made on a quarterly basis in arrears in accordance with certain run-out provisions. These payments, which are projected to be approximately $2 to $3 million for the May 14, 2008 through January 1, 2009 period, will be recorded directly to NCM LLC's members' equity account. In addition, as provided in the ESA, NCM LLC will be entitled to receive payments for the purchase of on-screen advertising time at a negotiated rate (intended to approximate a market rate) in order to satisfy Regal Cinemas Inc.'s obligation under their beverage concessionaire agreements. The payments will be recorded to advertising revenue.

Discussion of changes in screens and attendance:

  The aggregate net attendance adjustment used in calculating the Common Unit Adjustment was an increase of 14,162,644 attendees.
  The total attendance increase was 14,940,292 attendees, of which 1,497,000 attendees related to three newly opened theatres (projected attendance of 1,996,000 weighted at 75%). Two of the three newly opened theatres were included in the 28 theatre Consolidated acquisition. A total of 13,443,292 attendees related to the 26 remaining theatres that were acquired from Consolidated. All of these attendees were added on digital screens. A total of 416 screens were added (400 of which related to the Consolidated acquisition) resulting in an average attendance per added screen of 35,914.
  The total attendance decrease due to dispositions was 674,655 attendees, of which all of these attendees were digital dispositions. A total of 35 screens were disposed of resulting in an average attendance per disposed screen of approximately 19,276.
  The total attendance decrease due to an adjustment between the projected first 12 months of attendance of three new builds included in the prior Common Unit Adjustment and the actual attendance reported for the first 12 months of operation for these three new builds was 102,993 attendees.
  There were no attendees excluded from the calculation due to end of lease closures; however, one theatre was temporarily closed due to roof damage and is expected to open within a 180 day time frame.

Calculation of the Common Unit Adjustment: (as of April 30, 2008, except as noted)

Outstanding Equity Equivalents (1)	95,046,268
Times - NCM Inc. Share Price (2)	$22.0237
NCM LLC Equity Value	$2,093,270,493
Long-Term Funded Debt (3)	$771,000,000
NCM Inc. Required Contribution with Respect to Included Options	$1,414,576
Less NCM LLC Cash and Cash Equivalents (3)(4)	($6,671,976)
NCM LLC Enterprise Value	$2,859,013,093
Divided by - Attendance Total (5)	630,982,444
NCM LLC Enterprise Value per Attendee	$4.53105014
Times - aggregate Net Attendance Adjustment (for the period December 28, 2007 through April 30, 2008 and for the Regal Founding Member only)	14,162,644
Value of aggregate Net Attendance Adjustment	$64,171,650
Divided by - NCM Inc. Share Price (2)	$22.0237
Common Unit Adjustment (in whole units)	2,913,754
Cash in lieu of partial units issued to Regal	$5.97

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(1) Includes 42,048,839 60-day weighted average shares of NCMI outstanding common stock, 52,911,347 60-day weighted average NCM LLC units held by the Founding Members, and 86,082 outstanding options deemed exercised under the treasury stock method. This excludes unvested restricted shares.

(2) Represents the 60-day weighted average share price of NCM Inc.

(3) Represents Long-Term Debt balance and estimated cash balance as of and for the NCM fiscal period ended April 24, 2008.

(4) Includes $1,414,576, related to the amount NCM, Inc. would be required to contribute to NCM LLC with respect to the 86,082 Options discussed in footnote (1) above.

(5) Includes attendance from network affiliates and Loews Cineplex Entertainment, Inc.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 4.1 from the Registrant's Registration Statement on Form S-8 (File No. 333-140652) filed on February 13, 2007.)
10.1

National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 to NCM Inc.'s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.2

Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.6 to NCM Inc.'s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.3

Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (Incorporated by reference to Exhibit 10.11 to NCM Inc.'s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.4

Exhibitor Services Agreement dated as of February 13, 2007, by and between National CineMedia, Inc. and Regal Cinemas, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.4 to NCM Inc.'s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NCM Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: May 16, 2008

By: /s/ Gary W. Ferrera

Gary W. Ferrera
Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)